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                                                                    EXHIBIT 99.1



                           [FEDERAL SCREW WORKS LOGO]




                                                      CORPORATE OFFICES:
                                                    20229 NINE MILE ROAD
                                           ST. CLAIR SHORES, MICHIGAN 48080-1775
                                                 TELEPHONE (586) 443-4200
                                                     FAX (586) 443-4210




NEWS RELEASE




Federal Screw Works reports net earnings of $12,000, or $.01 per share, on sales of $20,387,000 for the first quarter ended September 30, 2003. Net earnings for the first quarter of the previous year were $461,000 or $.30 per share, on sales of $23,180,000.



The Board of Directors today declared a regular quarterly cash dividend of $.10 per share to be paid January 2, 2004, to shareholders of record December 2, 2003.





OCTOBER 23, 2003




Contact:

W.T. ZurSchmiede, Jr.
Chairman and CFO
586-443-4152